Exhibit 10.3

TEXAS ROADHOUSE, INC.

CASH BONUS PLAN

1.                                      Purpose. The purpose of this Texas Roadhouse, Inc. Cash Bonus Plan (the “Bonus Plan”) is to set forth the terms and conditions of the annual cash incentive program of Texas Roadhouse, Inc. (the “Company”) and to assist the Company and its Affiliates (as defined in Section 2) in attracting, retaining, motivating and rewarding employees of the Company and its Affiliates by providing for awards that will incentivize performance by employees who contribute to the success of the Company and its Affiliates.  The Bonus Plan authorizes annual cash incentive awards that are intended to qualify as “performance-based compensation” that is tax deductible without limitation under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Performance-Based Compensation”); provided, however, that awards that are not intended to qualify as Performance-Based Compensation also may be awarded hereunder.  To the extent that any Bonus Awards granted hereunder are intended to constitute Performance-Based Compensation, such Bonus Awards shall be considered to be Cash Incentive Awards granted pursuant to the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan (the “Incentive Plan”).

2.                                      Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Bonus Plan, the following capitalized terms used in the Bonus Plan have the following meanings:

(a)                                 “Affiliate” means a corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes of the Bonus Plan, an ownership interest of at least fifty percent (50%) shall be deemed to be a controlling interest.

(b)                                 “Board” means the Company’s Board of Directors.

(c)                                  “Bonus Award” means, with respect to any Participant, for any Performance Year, the amount of the Target Award Opportunity for that Participant for the Performance Year that has been earned and that is payable with respect to the Participant in accordance with the terms of the Bonus Plan.

(d)                                 “Committee” means, with respect to awards made to named executive officers of the Company and any awards made to Covered Employees which are intended to constitute Performance-Based Compensation, the Compensation Committee of the Board (the “Compensation Committee”); provided, however, that for purposes of awards to Covered Employees that are intended to constitute Performance-Based Compensation, the Compensation Committee shall consist of solely of two or more “outside directors” within the meaning of section 162(m) of the Code and applicable regulations.  With respect to all other awards, the “Committee” shall mean those officers and employees of the Company with a designation of “director” or above with authority to grant and determine cash bonuses; provided, however, that in no event shall any individual have the authority to grant or determine an award under the Bonus Plan with respect to himself or herself.

(e)                                  “Covered Employee” means a person designated by the Committee as likely, with respect to a given calendar year, to be a “covered employee,” within the meaning of section 162 of the Code.  This designation generally is required at the time a Target Award Opportunity is granted.

(f)                                    “Participant” means a person who has been granted a Target Award Opportunity or Bonus Award under the Bonus Plan which remains outstanding.

(g)                                 “Performance Criteria” has the meaning specified in the Incentive Plan.

(h)                                 “Performance Year” means the Company’s fiscal year or such other period of twelve months which is the measurement period for determining the Target Award Opportunity.

(i)                                    “Target Award Opportunity” means, with respect to any Participant, the amount of a Bonus Award that the Participant potentially may earn in respect of a specified Performance Year determined in accordance with Exhibit A hereof, which is incorporated herein and forms a part of the Bonus Plan, and subject to such additional requirements as the Committee may impose.  A Target Award Opportunity constitutes a conditional right to receive a Bonus Award.

3.                                      Administration.

(a)                                 Authority of the Committee. The Bonus Plan shall be administered by the Committee, which shall have full and final authority and discretion, in each case subject to and consistent with the provisions of the Bonus Plan and any applicable laws or regulations, to:

(i)                                     select eligible employees of the Company and its Affiliates to become Participants;

(ii)                                  grant Target Award Opportunities and Bonus Awards under the Bonus Plan;

(iii)                               prescribe documents setting forth the terms of Target Award Opportunities and Bonus Awards, if any (which award documents need not be identical for each Participant or each Bonus Award), amendments thereto, and rules and regulations for the administration of the Bonus Plan;

(iv)                              conclusively construe and interpret the Bonus Plan and Bonus Award documents, if any, and correct defects, supply omissions or reconcile inconsistencies therein; and

(v)                                 make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Bonus Plan.

(b)                                 Committee Determinations. Decisions of the Committee with respect to the administration and interpretation of the Bonus Plan shall be final, conclusive, and binding upon all persons interested in the Bonus Plan.

(c)                                  Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(d)                                 Delegation of Authority. The Committee may delegate to one or more officers or employees of the Company or any Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Target Award Opportunities and Bonus Awards that are intended to qualify as Performance-Based Compensation to fail to so qualify.

(e)                                  Limitation of Liability. The Committee and each member thereof (including any individual acting as the Committee), and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or an Affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Bonus Plan.  Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or an Affiliate acting at the direction or on behalf of the Committee or a delegatee shall not be personally liable for any action or determination taken or made in good faith with respect to the Bonus Plan, and shall, to the fullest extent permitted by law and the Company’s bylaws, be fully indemnified and protected by the Company with respect to any such action or determination.  This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

4.                                      Granting of Target Award Opportunities and Earning of Bonus Awards.

(a)                                 Granting of Target Award Opportunities.  The Committee shall select employees to participate in the Bonus Plan and designate the Performance Year of such participation. The Committee shall designate, for each such Participant, the Target Award Opportunity such Participant may earn for such Performance Year and any conditions to the earning of such Target Award Opportunity or portions thereof.  Target Award Opportunities will be denominated in cash and Bonus Awards will be payable in cash.

(b)                                 Bonus Awards to Covered Employees. If the Committee determines that a Target Award Opportunity to be granted to an eligible person who is a Covered Employee should qualify as Performance Based Compensation, the Committee will specify the Performance Year and the Participant’s Target Award Opportunity no later than the date which is the earlier of (i) ninety (90) days after the beginning of the applicable Performance Year or (ii) the time twenty-five percent (25%) of such Performance Year has elapsed (as scheduled in good faith at the time the Target Award Opportunity is established), and in any event provided that the outcome is substantially uncertain at the time the Target Award Opportunity is established. Any payment or other event which would change the time of payment of such Bonus Award from that originally specified shall be implemented in a manner such that the Bonus Award does not, solely for that reason, fail to qualify as Performance-Based Compensation.

(c)                                  Additional Participants and Granting of Target Award Opportunity During a Performance Year. At any time during a Performance Year, the Committee may select a new employee or a newly promoted employee to participate in the Bonus Plan for that Performance Year and/or grant to any such Participant a Target Award Opportunity (or additional Target Award Opportunity) for such Performance Year or a future Performance Year.  In determining the amount of the Target Award Opportunity for such Participant under this subsection 4(c), the Committee, in its sole and absolute discretion, may take into account the portion of the Performance Year already elapsed, the performance achieved during such elapsed portion of the Performance Year, and such other considerations as the Committee may deem relevant.

(d)                                 Determination of Bonus Award. During the year following a Performance Year, within a reasonable time after the end of such Performance Year and after financial results for the Performance Year have become available (but not later than March 15th of the year following the Performance Year for any portion of a Bonus Award for which the substantial risk of forfeiture lapsed during the Performance Year), the Committee will determine the extent to which each Participant’s Target Award Opportunity for the Performance Year has been earned and the amount of the Bonus Award payable with respect to such Participant related to the Target Award Opportunity for such Performance Year.  The Committee may, in its sole and absolute discretion, increase or reduce the amount of a Bonus Award or cancel a Bonus Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Bonus Award that is intended to qualify as Performance-Based Compensation if such increase would cause the amount payable under the related Target Award Opportunity to exceed the amount actually earned based on the performance of the applicable Performance Criteria and satisfaction of performance targets applicable to such Target Award Opportunity. Unless otherwise specifically determined by the Committee (or as otherwise specifically provided under a separate agreement, plan or policy conferring rights on the Participant), the Bonus Award shall be deemed earned and vested only at the time, and to the extent, that the Committee makes the determination pursuant to this subsection 4(d) and only with respect to a Participant who remains employed by the Company or an Affiliate at the time of the determination, and no Participant has a legal right to receive a Bonus Award until such determination has been made.

(e)                                  Written Determinations. Determinations by the Committee under this Section 4, including Target Award Opportunities and the amount of any Bonus Award earned shall be recorded in writing. With regard to Bonus Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, the Committee will certify, in a manner conforming to applicable regulations and other applicable guidance under section 162(m) of the Code, prior to payment of each such Bonus Award granted to a Covered Employee, that the Bonus Award (and any related Target Award Opportunity) has been earned and other material terms upon which earning of the Bonus Award was conditioned, including the applicable Performance Criteria and performance targets have been satisfied.

(f)                                    Other Terms of Target Award Opportunities and Bonus Awards. Subject to the terms of this Bonus Plan, the Committee may specify the circumstances under which Target Award Opportunities and Bonus Awards shall be paid or forfeited in the event of a change in control, termination of employment or other event prior to the end of a Performance Year or payment of a Bonus Award, taking into account the requirements of section 162(m) of the Code, if applicable.  All Bonus Awards under the Bonus Plan are subject to the Company’s recoupment or clawback policies as in effect from time to time.

(g)                                 Adjustments. The Committee, in its sole and absolute discretion, is authorized to make adjustments in the terms and conditions of, and the criteria included in, Target Award Opportunities in recognition of unusual or nonrecurring events, including acquisitions and dispositions of businesses and assets, affecting the Company and any Affiliate or other business unit, or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates, tax credits, and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Affiliate or business unit thereof, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided, however, with respect to any award that is intended to be Performance-Based Compensation, the authority of the Committee to make adjustments on account of extraordinary items or other unusual or non-recurring events, shall be limited to those set forth in the Incentive Plan and no such adjustments shall be authorized or made if and to the extent that the existence or exercise of such authority would cause a Target Award Opportunity or Bonus Award under subsection 4(b) that is intended to qualify as Performance-Based Compensation to fail to so qualify.

5.                                      Payment of Bonus Awards.

(a)                                 Payment of Bonus Award. Any Bonus Award shall be paid by the Company promptly after the date of determination by the Committee under subsection 4(d) hereof but in no event later than March 15th of the year following the Performance Year to which the Bonus Award relates, except that, in the case of any Bonus Award or portion thereof subject to a substantial risk of forfeiture extending into that following year, the Bonus Award may be paid at any time during such following year.

(b)                                 Tax Withholding. The Company and its Affiliates shall deduct from any payment of a Participant’s Bonus Award or from any other payment to the Participant, including wages, any Federal, state, or local withholding or other tax or charge which is then required to be deducted under applicable law with respect to the Bonus Award.

(c)                                  Non-Transferability. A Target Award Opportunity, any resulting Bonus Award, and any other right hereunder shall be non-assignable and nontransferable, and shall not be pledged, encumbered, or hypothecated to or in favor of any party or subject to any lien, obligation or liability of the Participant to any party other than the Company or an Affiliate.

6.                                      General Provisions.

(a)                                 Amendment and Termination. The Compensation Committee may at any time amend, alter, suspend, discontinue or terminate this Bonus Plan, and such action shall not be subject to the approval of the Company’s stockholders or Participants; provided, however, that (i) any amendment to the Bonus Plan beyond the scope of the Compensation Committee’s authority shall be subject to the approval of the Board; (ii) any amendment to the Bonus Plan shall be subject to stockholder approval if and to the extent required so that Target Award Opportunities and Bonus Awards under subsection 4(b) can continue to qualify as Performance-Based Compensation; and (iii) without the consent of the Participant, no such action shall materially impair the rights of a Participant with respect to a Bonus Award as to which the Committee no longer retains a right to exercise negative discretion to eliminate the payment of the Bonus Award.

(b)                                 Participant Acceptance of Bonus Plan and Bonus Award Terms. By accepting any Bonus Award or other benefit under the Bonus Plan, a Participant and each person claiming under or through him or her shall be conclusively deemed to have accepted, ratified and consented to any action taken or made under the Bonus Plan by the Company, the Board, the Committee or any other person or committee appointed by the Board, and to have agreed to all terms and conditions under the Bonus Plan and otherwise specified in connection with such Bonus Award.

(c)                                  Section 162(m). Unless otherwise determined by the Committee, the provisions of this Bonus Plan shall be administered and interpreted in accordance with the applicable requirements of section 162(m) of the Code so as to provide for the deductibility by the Company of payments of Bonus Awards to Covered Employees.

(d)                                 Nonexclusivity of the Bonus Plan. The adoption of this Bonus Plan shall not be construed as creating any limitations on the power of the Company, Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant or employee, including authorization of annual incentives under other plans and arrangements.

(e)                                  No Right to Continued Employment. Neither the Bonus Plan, its adoption, its operation, nor any action taken under the Bonus Plan shall be construed as giving any employee the right to be retained or continued in the employ of the Company or any Affiliate, nor shall it interfere in any way with the right and power of the Company or any Affiliate to dismiss or discharge any employee or take any action that has the effect of terminating any employee’s employment at any time.

(f)                                    Severability. The invalidity of any provision of the Bonus Plan or a document hereunder shall not be deemed to render the remainder of this Bonus Plan or such document invalid.

(g)                                 Successors. The Bonus Plan shall be binding and inure to the benefit of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise, and whether or not the corporate existence of the Company continues) to the Company or to the successor to all or substantially all of the business and/or assets of the Company.

(h)                                 Governing Law. The validity, construction, and effect of the Bonus Plan and any rules and regulations or document hereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be determined in accordance with the laws of the State of Kentucky, without giving effect to conflict of law principles.

(i)                                    Effective Date of Bonus Plan. The Bonus Plan, as amended and restated, is effective as of December 26, 2012; provided, however, that no Bonus Award which is intended to be Performance-Based Compensation shall be paid to any Covered Employee unless and until the Incentive Plan is approved by the Company’s stockholders.

EXHIBIT A

DETERMINATION OF TARGET AWARD OPPORTUNITIES

PERFORMANCE YEAR 2013

Defined Terms

•                  Bonus Pool:  A hypothetical cash amount equal to a percentage of the Company’s Pre-tax Profits for the Performance Year.

•                  Earnings Per Share (EPS): The Company’s fully diluted earnings per share for the Performance Year, calculated in accordance with generally accepted accounting principles.

•                  Performance Year:  Company’s 2013 Fiscal Year

•                  Pre-tax Profits:  The Company’s income before taxes minus income attributable to non-controlling interests, calculated in accordance with generally accepted accounting principles.

Establishment of Performance Goals for All Participants for Performance Year

Bonus Awards and Target Award Opportunities for the Performance Year will be based on growth in EPS (the “EPS Performance Goal”) and the Company’s Pre-tax Profits (the “Pre-tax Profit Goal”) each for the Performance Year as follows, subject to the terms and conditions of this Exhibit A:

•                  EPS Performance Goal:  The Target Award Opportunity based on annual growth in EPS of ten percent (10%), opportunity reduced by ten percent (10%) for each one percent (1%) of annual growth in EPS of less than ten percent (10%) and increased above target by ten percent (10%) for each one percent (1%) of annual growth in EPS in excess of ten percent (10%); no increase in payout for EPS growth in excess of forty percent (40%).  Linear interpolation between percentages shall be applied.  Subject to the terms and conditions of the Plan, a Participant’s actual Bonus Award based on satisfaction of the EPS Performance Goal shall be equal to the Target Award Opportunity based on the EPS Performance Goal as adjusted in accordance with the foregoing.

•                  Pre-tax Profit Goal:  The actual Bonus Pool for all Participants in the Plan for the Performance Year will be determined at the end of the Performance Year and will be equal to no more than one and one half percent (1.5%) of the Company’s Pre-tax Profits for the Performance Year.  Subject to the terms and conditions of the Plan, a Participant’s actual Bonus Award based on satisfaction of the Pre-tax Profit Goal shall be equal to the Participant’s proportionate interest in the Bonus Pool calculated based on the percentage interest assigned to the Participant by the Committee (that is, the percentage interest assigned to the Participant multiplied by the Bonus Pool).

Notwithstanding the foregoing, in the case of a Covered Employee, in no event shall the aggregate actual Bonus Award for any Performance Year based on satisfaction of the EPS Performance Goal and satisfaction of the Pre-tax Profit Goal exceed the aggregate maximum Bonus Award amount set forth in Attachment I to this Exhibit A.

Individual Target Award Opportunities for Covered Employees

The individual Target Award Opportunities and maximum Bonus Awards for Covered Employees for Performance Year 2013 shall be as set for Attachment I hereto.

Calculation of Bonus Award

Bonus Award Based on EPS Performance Goal

After the end of the Performance Year, the appropriate Committee shall determine whether and to what extent the EPS Performance Goal has been met and the appropriate Committee shall determine the amount of the Bonus Award to which each Participant is entitled based on satisfaction of the EPS Performance Goal and the targets and formulae set forth above and, in the case of a Covered Employee, in Attachment I hereto, taking into account the provisions of the Plan, including the provisions of subsection 4(g) of thereof.

Bonus Award Based on Pre-tax Profit Goal

After the end of the Performance Year, the appropriate Committee shall determine the Bonus Pool based on the foregoing formula and the appropriate Committee shall determine the portion of the Bonus Pool to which each Participant is entitled based on the satisfaction of the Pre-tax Profit Goal and the corresponding amount of the Bonus Pool and the targets and formulae set forth above and, in the case of a Covered Employee, in Attachment I hereto, taking into account the provisions of the Plan, including the provisions of subsection 4(g) of the Plan.

Limit of Incentive Plan

In the case of any Bonus Award with respect to any Covered Employee that is intended to be Performance-Based Compensation, the total amount of the Bonus Award payable to such Covered Employee for any Performance Year shall not exceed the maximum limitation on Cash Incentive Awards under the Incentive Plan.

Discretion

With respect to any Covered Employee, the appropriate Committee may exercise downward (but not upward) discretion in determining the amount of the Bonus Award.  In addition, the Committee may not exercise negative discretion with respect to one Participant that results in an increase in the Bonus Award to any other Participant who is a Covered Employee.

Certification of Targets

Prior to the payment of any Bonus Award to any Covered Employee, the Committee shall certify in writing whether that the applicable performance goals and targets and any other material terms of the Bonus Award at the applicable level of payment were satisfied.

Bonus Plan Terms Control

Except as provided in this Exhibit A, the terms of the Bonus Plan will control.

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ATTACHMENT 1 TO

EXHIBIT A TO TEXAS ROADHOUSE, INC. CASH BONUS PLAN

DETERMINATION OF TARGET AWARD OPPORTUNITIES

PERFORMANCE YEAR 2013

(Covered Employees Only)

Participant Name	Target Award Opportunity Based on EPS Performance Goal	Target Award Opportunity Based on Pre-tax Profit Goal*	Percentage Interest in Bonus Pool	Maximum Aggregate Bonus Award**
Kent Taylor	$262,500		$262,500%	$1,050,000
Scott Colosi	$150,000		$150,000%	$600,000
Steve Ortiz	$240,000		$240,000%	$960,000
Price Cooper	$75,000		$75,000%	$300,000
Jill Marchant	$50,000		$50,000%	$200,000

*The Target Award Opportunity Based on satisfaction of the Pre-tax Profit Goal is provided for informational purposes only and is not relevant to the calculation of the portion of the Bonus Award attributable to satisfaction of the Pre-tax Profit Goal.

**Sum of actual Bonus Award based on satisfaction of EPS Performance Goal and Pre-tax Profit Goal cannot exceed Maximum Aggregate Bonus Award.  Neither component of the Bonus Award (that is, the portion attributable to satisfaction of the EPS Performance Goal and the portion attributable to satisfaction of the Pre-Tax Profit Goal) can exceed the amount calculated for that portion based on satisfaction of applicable targets and application of the formula attributable to those separate components, respectively.